UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2012

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road, Devens, MA		01434
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 842-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 4, 2012, American Superconductor Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”). Pursuant to the terms of the Purchase Agreement, the Company sold to the Purchaser $25.0 million aggregate principal amount of unsecured, senior convertible notes (the “Initial Notes”) and a warrant to purchase 3,094,060 shares of the Company’s common stock (the “Initial Warrant”). Additionally, subject to the satisfaction of certain conditions set forth in the Purchase Agreement, the Company has the right to require the Purchaser to purchase up to an additional $15.0 million aggregate principal amount of unsecured, senior convertible notes (the “Additional Notes,” together with the Initial Notes, the “Notes”) and a warrant to purchase additional shares of the Company’s common stock (the “Additional Warrant,” together with the Initial Warrant, the “Warrants”) on October 4, 2012 (or such other date as is mutually agreed to by the Company and the Purchaser).

Among these conditions, (i) a registration statement covering the shares of the Company’s common stock issuable under the terms of the Initial Notes and the Initial Warrant shall have been declared effective, (ii) the aggregate dollar trading volume of the Company’s common stock on at least 25 of the 30 consecutive trading days immediately preceding the issuance date of the Additional Notes and the Additional Warrant is greater than $2,250,000, and (iii) the Market Price of the Company’s common stock on each of the 30 consecutive trading days immediately preceding the issuance date of the Additional Notes and the Additional Warrant exceeds $2.50. The “Market Price” for any given date is the lesser of (i) the volume-weighted average price of the Company’s common stock on the trading day immediately preceding such date, and (ii) the arithmetic average of the volume-weighted average price of the Company’s common stock for the ten consecutive trading days ending on the trading day immediately preceding such date.

In the Purchase Agreement, the Company has agreed to, among other things, (i) not issue any securities until January 4, 2013, subject to certain exceptions, (ii) not to enter into a variable rate transaction at any time while the Notes are outstanding, and (iii) for a period of two years from the date of the Purchase Agreement, to allow the Purchaser to participate in future financing transactions.

Description of the Notes

The Company is required to repay the Notes in monthly installments (the date of each such installment payment being an “Installment Date”) commencing four months after the issuance of the Notes and ending 30 months after the issuance of the Notes, when the Notes mature. The Notes bear interest at a rate of 7% per annum, provided that the interest rate will increase to 15% per annum upon the occurrence of an event of default pursuant to the Notes. Interest on the Notes is payable in arrears on each Installment Date.

The Company may pay the applicable principal and interest amounts due on an Installment Date in shares of common stock, subject to the satisfaction of certain conditions, or elect to pay in cash. If the Company is not permitted to deliver shares of common stock with respect to an Installment Date due to a failure to satisfy any of the conditions, the Company must pay the applicable portion of the principal and interest amounts in cash, unless the conditions are waived by the Purchaser. If the Company makes a payment in shares of common stock, the number of shares to be issued will be determined by dividing the amount of such payment by the lesser of the then-current Conversion Price (as described below) and 85% of the Market Price on the Installment Date.

All amounts due under the Notes are convertible at any time, in whole or in part, at the option of the Purchaser, into shares of the Company’s common stock at a price per share (the “Conversion Price”) equal to (a) $4.85 for the Initial Notes, and (b) the lesser of $4.85 and 120% of the Market Price as of the issuance date for the Additional Notes, subject to certain price-based and other anti-dilution adjustments.

However, the Notes may not be converted if, after giving effect to the conversion, the Purchaser together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of the Company’s common stock (the “Maximum Percentage”). The Maximum Percentage may be raised to any other percentage not in excess of 9.99% at the option of the Purchaser, upon at least 61-days’ prior notice to the Company, or lowered to any other percentage, at the option of the Purchaser, at any time.

The Notes contain certain covenants and restrictions, including, among others, that, for so long as the Notes are outstanding, the Company will not incur any indebtedness (other than permitted indebtedness under the Notes), permit liens on its properties (other that permitted liens under the Notes), make payments on junior securities, make dividends or transfer certain assets. Events of default under the Notes include, among others, failure to pay principal or interest on the Notes or comply with certain covenants under the Notes and cross defaults to other material indebtedness. Upon an event of default, the Purchaser may require the Company to redeem all or any portion of the outstanding principal amount of the Notes in cash for a price equal to the greater of (a) either 120% or 100%, depending on the type of event of default, of the principal amount being redeemed and (b) the product of the principal amount being redeemed multiplied by a fraction, the numerator of which is the greatest closing sale price of the Company’s common stock on any trading day during the period starting on the date immediately preceding the event of default and ending on the day the Company pays the redemption amount for the Notes, and the denominator of which is the Conversion Price at the time the Purchaser elects to have the Notes redeemed.

Warrants

The Warrants are exercisable at any time on or after the date that is six months after the issuance of the Warrants and entitle the Purchaser to purchase shares of the Company’s common stock for a period of five years from the initial date the warrants become exercisable at a price (the “Warrant Exercise Price”), equal to $5.45 per share for the Initial Warrant and 135% of the Market Price as of the date of issuance of the Additional Warrant for the Additional Warrant, subject to certain price-based and other anti-dilution adjustments.

The Warrants may not be exercised if, after giving effect to the conversion, the Purchaser together with its affiliates would beneficially own in excess of the Maximum Percentage of 4.99%. The Maximum Percentage may be raised to any other percentage not in excess of 9.99% at the option of the holder of the Warrants, upon at least 61-days’ prior notice to the Company, or lowered to any other percentage, at the option of the Purchaser, at any time.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Purchaser pursuant to which the Company agreed to register the shares of common stock underlying the Notes and Warrants. The Company agreed to file a registration statement with respect to 120% of the shares of common stock initially underlying the Initial Notes and Initial Warrant by May 4, 2012 and a registration statement with respect to 120% of the shares of common stock initially underlying the Additional Notes and Additional Warrant within 30 days after the date of the issuance of the Additional Notes. To the extent the Company fails to file the registration statements on a timely basis or if the registration statements are not declared effective within 90 days (or 120 days if reviewed by the Securities and Exchange Commission) after the date of the issuance of the Initial Notes or Additional Notes, as applicable, or maintained, or if the Company is not current in its public filings prior to the first anniversary of the closing date, the Company agreed to make a cash payment to the Buyer equal to 2% of the then-outstanding principal amount of the Initial Notes or Additional Notes, as applicable.

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, and the Registration Rights Agreement are summaries, and are qualified in their entirety by reference to such documents, which are filed herewith as Exhibits 10.1, 4.1, 4.2, and 10.2, respectively, and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

The Company noted that as of February 29, 2012, its balance of cash, cash equivalents, marketable securities and restricted cash was $61.7 million, of which $48.0 million comprised cash, cash equivalents and marketable securities and $13.7 million was restricted cash.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Initial Notes and Initial Warrant were offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

4.1	Form of Unsecured Senior Convertible Note

4.2	Form of Warrant

10.1	Securities Purchase Agreement, dated as of April 4, 2012, by and between American Superconductor Corporation and Capital Ventures International

10.2	Registration Rights Agreement, dated as of April 4, 2012, by and between American Superconductor Corporation and Capital Ventures International

99.1	Press Release issued by American Superconductor Corporation on April 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: April 4, 2012	By:	/s/ David A. Henry
David A. Henry Senior Vice President and Chief Financial Officer

Exhibit No.	Description

4.1	Form of Unsecured Senior Convertible Note

4.2	Form of Warrant

10.1	Securities Purchase Agreement, dated as of April 4, 2012, by and between American Superconductor Corporation and Capital Ventures International

10.2	Registration Rights Agreement, dated as of April 4, 2012, by and between American Superconductor Corporation and Capital Ventures International

99.1	Press Release issued by American Superconductor Corporation on April 4, 2012